Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Registered Jurisdiction
Altamira Intermediate Company I, Inc.	Delaware
Altamira Intermediate Company II, Inc.	Delaware
Altamira Technologies Corporation	Delaware
Amplus Corporation	Virginia
APG Technologies, LLC	Virginia
Applied Sciences Consulting, LLC	Florida
Asymmetric Technologies LLC	Maryland
BCC Engineering Acquisition Corporation	Delaware
BCC Engineering Holding Corporation	Delaware
BCC Engineering, LLC	Florida
Black Signal Technologies LLC	Delaware
Blackhorse, A Parsons LLC	Delaware
Blue Ridge Envisioneering, Inc.	Virginia
Bonifica S.P.A.	Italy
Braxton Science & Technology Group, LLC	Colorado
Braxton Technologies, LLC	Colorado
Bright Star For Engineering Services LLC	Iraq, Republic of
Chesapeake Technology International, Corp.	Maryland
CMX TECHNOLOGIES LLC	Delaware
Command Engineering International Limited	Ontario
Cromulence LLC	Florida
De Leuw, Cather International Limited	Delaware
Delcan Corporation	Illinois
Delcan Technologies, Inc.	Georgia
Diqqat Al Hilool for Engineering and Technical Services, Project Management and Electronic Equipment Supply LLC	Iraq, Republic of
Echo Ridge, LLC	Virginia
Engineering Financing Services, LLC	Delaware
First Defense Services Pte. Ltd.	Singapore
Fourth Dimension Engineering LLC	Delaware
Heath & Lineback Engineers, Inc.	Georgia
Holding S.r.L.	Italy
I. S. Engineers, L.L.C.	Texas
INCADENCE STRATEGIC SOLUTIONS LLC	Delaware
Ingenicomm, LLC	Virginia
IPKeys Power Partners, Inc.	Delaware
Lakes Engineering, Inc.	Florida
Marigold Infrastructure Partners Inc.	Alberta
NDP, LLC	Colorado
New Millenium Engineering, Inc.	Florida
O & M Consulting Engineering, P.S.C.	Puerto Rico
OGSystems, LLC	Virginia
Paragon Communications Solutions LLC	Virginia
PARCAN, Inc.	Delaware
Parsons 401Hot GP Inc.	Ontario
Parsons 401Hot Limited Partnership	Ontario
Parsons Architectural Services Inc.	Alberta

Exhibit 21.1

Parsons Architectural Services of Illinois Inc.	Illinois
Parsons Architecture of Florida Inc.	Florida
Parsons Architecture of New Jersey P.C.	New Jersey
Parsons Canada Holdings, LLC	Delaware
Parsons Construction Craft Services Inc.	Texas
Parsons Construction Group Inc.	Delaware
Parsons Constructors & Fabricators Inc.	Delaware
Parsons Constructors Inc.	Delaware
Parsons Corporation	Delaware
Parsons Delcan Inc.	Delaware
Parsons Engineering Inc. of Michigan	Michigan
Parsons Engineering Limited	Cork
Parsons Engineering of New York, Inc.	New York
Parsons Engineering Science International, Inc.	Delaware
Parsons Engineering Science, Inc.	California
Parsons Engineering Services L.L.C.	Dubai
Parsons Enterprises, Inc.	Delaware
Parsons Environment & Infrastructure Group Inc.	Delaware
Parsons Europe Holdings B.V.	Netherlands
Parsons Federal Construction Inc.	California
Parsons Global Services, Ltd.	Cayman Islands (B.W.I.)
Parsons Government Services Inc.	Nevada
Parsons Government Services International Inc.	Delaware
Parsons Government Support Services Inc.	Texas
Parsons Group France SAS	France
Parsons Group International Limited	United Kingdom
Parsons Inc.	Federally Chartered
Parsons Infrastructure & Technology Group Inc. of Ohio	Ohio
Parsons Infrastructure & Technology Group of Illinois P.C.	Illinois
Parsons Infrastructure & Technology Group of Michigan Inc.	Nevada
Parsons Infrastructure & Technology Group of New York Inc.	New York
Parsons Inspection & Maintenance Corporation	Delaware
Parsons International & Company LLC	Sultanate of Oman
Parsons International Limited	Nevada
Parsons International Limited	Delaware
Parsons International Limited (L.L.C.), a Limited Liability Company	Egypt, Arab Republic of
Parsons Main of New York, Inc.	New York
Parsons Middle East Corporation	Nevada
Parsons Middle East Ltd.	Delaware
Parsons MIP Inc.	Alberta
Parsons of North Carolina Inc.	North Carolina
Parsons of Puerto Rico Professional Engineers, P.S.C.	Puerto Rico
Parsons Overseas Company	Nevada
Parsons Overseas Limited Inc.	Delaware
Parsons PATCO Inc.	Delaware
Parsons Professional Corporation	District of Columbia
Parsons Professional Services Inc.	Ontario
Parsons Project Services, Inc.	California

Exhibit 21.1

Parsons RCI Inc.	Washington
Parsons Regional Headquarters Company	Saudi Arabia
Parsons Savannah Construction Company	South Carolina
Parsons Savannah Services Company	Delaware
Parsons Secure Solutions Inc.	Virginia
Parsons Services Company	Texas
Parsons SGTP GP Holdings Inc.	Federally Chartered
Parsons Technical Services Inc.	Delaware
Parsons Technical Services International Inc.	Texas
Parsons Transportation Architectural Services LLC	Delaware
Parsons Transportation Group Inc.	Illinois
Parsons Transportation Group Inc. of Michigan	Michigan
Parsons Transportation Group of New York, Inc.	New York
Parsons Transportation Group, Professional Corporation	District of Columbia
Parsons Water & Infrastructure Inc.	Delaware
Parsons-Versar LLC	Delaware
Partnership for Temporary Housing LLC	Delaware
Polaris Alpha Advanced Systems, Inc.	Virginia
Polaris Alpha Cyber and Sigint, LLC	Delaware
Polaris Alpha Cyber Technologies, LLC	Delaware
Polaris Alpha, LLC	Delaware
Prime Solutions LLC	Maryland
PTSI Managed Services Inc.	California
QRC, LLC	Virginia
Rapid Imaging Technologies LLC	Maryland
RMP Infrastructure Holdings Inc.	Federally Chartered
S&P Geology Services P.C.	New York
Sage Management Enterprise, LLC	Maryland
Saudi Arabian Parsons for Engineering Consulting Company (Professional Limited Liability Company)	Saudi Arabia
Saudi Arabian Parsons Limited	Saudi Arabia
Sealing Technologies, LLC	Maryland
SGTP Highway Bypass GP Inc.	Saskatchewan
SGTP Highway Bypass Limited Partnership	Saskatchewan
Silver Palm Technologies, LLC	Maryland
Solidyn Solutions, LLC	Delaware
Space Ground System Solutions, Inc.	Florida
SPW 2020 LLC	Virginia
Steinman Boynton Gronquist & Birdsall	New York
Steinman Inc.	New York
T.J. Cross Engineers, Inc.	California
Tailored Engineering Deployments, LLC	Maryland
TCG International Group Ltd.	Virginia
The Ralph M. Parsons Company	Nevada
Thermal Remediation Services Europe, B.V.	Netherlands
Transport Atlanta Joint Venture, LlC	Georgia
Transport Atlanta Joint Venture, LLC	Georgia
TRS Group, Inc.	Washington
TRS International B.V.	Netherlands
TSM LLC	Tennessee

Exhibit 21.1

VAXCOM SERVICES LLC	Delaware
Virginia Systems and Technology, Inc.	Virginia
West Corridor Developers General Partnership	Alberta
Williams Electric Co., Inc.	Florida
Xator AFG LLC	Delaware
Xator LLC	Florida